Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

BETA TECHNOLOGIES, INC.

A Delaware Corporation

(Adopted as of November 3, 2025)

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of BETA Technologies, Inc. (the “Corporation”) will be as set forth in the Sixth Amended and Restated Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may have other offices, both inside and outside the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either inside or outside the State of Delaware, or in whole or in part by means of remote communication, as shall be designated from time to time by resolution of the Board and stated in the notice of meeting.

Section 2.2 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws (the “Bylaws”) shall be held at such date, time, and place, if any, as shall be determined by the Board and stated in the notice of the meeting. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

Section 2.3 Special Meetings. Special meetings of stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held at such place, if any, either inside or outside the State of Delaware, on such date and at such time, and for such purpose or purposes, as the Board shall determine and state in the notice of meeting, if any. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders; provided, however, that with respect to any special meeting of stockholders called at the request of the holders of Class B Common Stock (as defined in the Certificate of Incorporation), the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of the holders of at least a majority of Class B Common Stock.

Section 2.4 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and, except as provided in this Section 2.4, notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.5 Notice. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.6 Stockholders List. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.7 Quorum. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, a majority in voting power of the issued and outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. The chair of the meeting shall have the power to adjourn meetings of stockholders for any reason from time to time and, if a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall also have the power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.4, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.8 Organization. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board, or such other officer of the Corporation designated by the Board, shall act as chair of, and preside at, the meeting. The Corporate Secretary or, in the Corporate Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following:

(a) the establishment of an agenda or order of business for the meeting;

(b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c) rules and procedures for maintaining order at the meeting and the safety of those present;

(d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e) restrictions on entry to the meeting after the time fixed for the commencement thereof;

(f) limitations on the time allotted to questions or comments by participants; and

(g) restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting.

Section 2.9 Voting; Proxies.

(a) General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of Class A Common Stock (as defined in the Certificate of Incorporation) held by such stockholder and 40 votes for each share of Class B Common Stock held by such stockholder, in person or by proxy, that has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.

(b) Election of Directors. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at any election of directors conducted at a meeting of stockholders or by action by written consent of the stockholders of the Corporation, each director nominee shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(c) Other Matters. Unless a different or minimum vote is otherwise required by law, the Certificate of Incorporation, these Bylaws, or the rules and regulations of any stock exchange applicable to the Corporation, in which case such minimum or different vote shall be the required vote for such matter, any matter, other than the election of directors, brought before any meeting of stockholders at which a quorum is present shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Such authorization must be in writing and executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction of a writing or transmission authorized by this Section 2.9(d) may be substituted for or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Corporate Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 2.10 Inspectors at Meetings of Stockholders. In advance of any meeting of the stockholders, the Corporation shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 2.11 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the first day before the day on which notice is given or, if notice is waived, at the close of business on the first day before the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to notice of or to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date that is fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.11(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”), (i) if no prior action by the Board is required by the DGCL, the record date shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with the DGCL, unless the Board has previously fixed a record date for such action by written consent (which record date fixed by the Board shall not precede the date upon which the resolution fixing the record date is adopted by the Board and shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the Board), and (ii) if prior action of the Board is required by the DGCL, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and prior action is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in accordance with Section 228 of the DGCL shall be the close of business on the day on which the Board adopts the resolution taking such action. Stockholders shall not be required to provide advance notice to the Corporation, the Board or any other person or body of an intent to take an action by written consent pursuant to Section 228 of the DGCL.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.12 Advance Notice of Stockholder Nominations and Proposals.

(a) Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any committee thereof;

(ii) otherwise properly brought before the meeting by or at the direction of the Board or any committee thereof; or

(iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.12 is delivered to the Corporate Secretary, on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and at the time of such meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of GE Aerospace (as defined in the Certificate of Incorporation) to nominate, designate or appoint directors pursuant to the Certificate of Incorporation, and notwithstanding anything to the contrary contained in this Section 2.12, so long as GE Aerospace shall have the express right to nominate, designate or appoint directors pursuant to the Certificate of Incorporation, such stockholder shall not be subject to the notice procedures set forth in this Section 2.12 with respect to any annual or special meeting of stockholders with respect to the director such stockholder is entitled to nominate, designate or appoint pursuant to the Certificate of Incorporation.

In addition, any proposal of business (other than the nomination of persons for election to the Board) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(iii), the stockholder or stockholders of record intending to propose the business (each, a “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a), in writing (electronic transmission alone is not sufficient) to the Corporate Secretary. To be timely, a Proposing Stockholder’s notice for an annual meeting must comply with the requirements of this Section 2.12 and must be delivered to the principal executive offices of the Corporation: (A) if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting, not later than the close of business on the 90th day, nor earlier than the 120th day prior to the first anniversary of the previous year’s annual meeting (which prior year’s annual meeting shall, for purposes of the Corporation’s first annual meeting of stockholders following its initial public offering of shares of its Class A Common Stock, be deemed to have occurred on November 4, 2025); and (B) with respect to any other annual meeting of stockholders, including in the event that no annual meeting was held in the previous year, not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Disclosure by the Corporation naming all of the nominees for director proposed by the Board or specifying the size of the increased Board at least ten days prior to the last day a Proposing Stockholder may deliver a notice of nominations in accordance with the second sentence of this paragraph, a Proposing Stockholder’s notice required by this Section 2.12 shall also be considered timely, but only with respect to proposed nominees for any new positions created by such increase, if it shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which Public Disclosure of such increase is first made by the Corporation.

For the purposes of this Section 2.12, (a) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (b) “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act; (c) the “close of business” means 5:00 p.m. local time at the Corporation’s principal executive offices, and if an applicable deadline falls on the “close of business” on a day that is not a Business Day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding Business Day; (d) “Business Day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by law to be closed in Delaware; (e) a “Related Person” means, with respect to any Holder (as defined below), (x) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with any such Holder in a solicitation of proxies in respect of any business or director nomination proposed by such Holder, (y) any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Exchange Act (or any successor provision)) of such Holder, and (z) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Holder; and (f) “delivered” shall mean and require both (i) hand delivery, overnight courier service, or by United States certified or registered mail, return receipt requested, in each case to the Corporate Secretary at the principal executive offices of the Corporation, and (ii) electronic mail to the Corporate Secretary.

(b) Stockholder Nominations. For the nomination of any person or persons for election to the Board pursuant to Section 2.12(a)(iii) or Section 2.12(d), a Proposing Stockholder’s notice to the Corporate Secretary must be timely (pursuant to Section 2.12(a)) and must set forth or include:

(i) As to each individual, if any, whom the Proposing Stockholder proposes to nominate for election or reelection to the Board:

(A) the name, age, business address, and residence address of such proposed nominee;

(B) the principal occupation or employment of such proposed nominee (at present and for the past five years);

(C) the Specified Information (as defined below) of such proposed nominee;

(D) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(E) a description of all direct and indirect compensation and other material agreements, arrangements or understandings, and any other material relationships, between or among any Holder or Related Person of any Holder, on the one hand, and such proposed nominee, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if any such Holder or any such Related Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant; and

(F) a complete and accurate, signed written questionnaire with respect to such proposed nominee (which questionnaire shall be provided by the Corporate Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written statement and agreement executed by such proposed nominee acknowledging that such person:

(1) consents to being named in any proxy statement as a nominee and to serving as a director if elected,

(2) intends to serve as a director for the full term for which such person is standing for election, and

(3) makes the following representations: (I) that the proposed nominee has read and agrees to adhere to the Bylaws, all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation applicable to directors, including with regard to securities trading, and (II) that the proposed nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (III) that the proposed nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director; and

(ii) as to the Proposing Stockholder and each beneficial owner, if any, on whose behalf the business (including, but not limited to, director nominations) is proposed to be brought (collectively with the Proposing Stockholder, the “Holders” and each a “Holder”):

(A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of any other Holder and any Related Person of any Holder;

(B) a description of any agreement, arrangement, or understanding with respect to such nomination between or among such Holder and any other Holder or any Related Person of any Holder (including the names of such persons);

(C) the class and number of shares of the Corporation which are directly or indirectly owned by such Holder and any Related Person of such Holder (beneficially and of record); provided, that for purposes of this Section 2.12, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both);

(D) a description of any short position, profits interest, option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether such Holder or any Related Person of such Holder may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned or held, including beneficially, by such Holder and any Related Person of such Holder;

(E) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such Holder or any Related Person of such Holder has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act);

(F) any agreement, arrangement or understanding, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such Holder or any Related Person of such Holder, the purpose or effect of which is to mitigate, directly or indirectly, loss to, reduce the economic risk (of ownership or otherwise) of any class of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Holder or any such Related Person with respect to any class of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class of the shares or other securities of the Corporation (any of the foregoing, a “Short Interest”), and any Short Interest held by such Holder or any Related Person of such Holder within the last 12 months in any class of the shares or other securities of the Corporation;

(G) a description of any agreement, arrangement or understanding with respect to any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by such Holder or any Related Person of such Holder that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of stock or other security of the Corporation;

(H) any direct or indirect legal, economic or financial interest (including Short Interest) of such Holder or any Related Person of such Holder in the outcome of any (x) vote to be taken at any meeting of stockholders of the Corporation or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws;

(I) any direct or indirect interest of such Holder or any Related Person of such Holder in any contract with or litigation involving the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(J) any material pending or threatened action, suit or proceeding (whether civil, criminal, investigative, administrative or otherwise) in which such Holder or any Related Person of such Holder is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any affiliate of the Corporation, or any officer, director or employee of such affiliate (subclauses (C)–(J) of this Section 2.12(b)(ii) shall be referred to as the “Specified Information”); provided, however, that the Specified Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Specified Information hereunder solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 2.12 on behalf of a beneficial owner;

(K) any other information relating to such Holder or any Related Person of such Holder that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(L) a certification that such Holder and each Related Person of such Holder has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation;

(M) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(N) a representation as to whether the Proposing Stockholder intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect such proposed nominees and/or approve or adopt any other business proposed to be brought and/or (y) otherwise to solicit proxies from stockholders in support of such nominations or other business proposed to be brought and, if applicable, (z) solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act;

(O) the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(P) the names and addresses of other stockholders (including beneficial owners) known by such Holder or any Related Person of such Holder to financially or otherwise materially support such proposals and/or nominations (it being understood that delivery of a revocable proxy with respect to such proposal or nomination given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act shall not in itself require disclosure under this clause (P)), and to the extent known the class and number of all shares of the Corporation owned beneficially or of record by each such other stockholder or other beneficial owner; and

(Q) a representation by the Proposing Stockholder as to the accuracy of the information set forth in the notice.

The Corporation and the Board may, as a condition to any such business (including, but not limited to, director nominations) being deemed properly brought before a meeting of stockholders, require any Holder or any proposed nominee to deliver to the Corporate Secretary within five Business Days of any such request, such other information as may be reasonably required by the Board, in its sole discretion, including (x) such other information as may be reasonably requested by the Board, in its sole discretion, to determine (I) the eligibility of such proposed nominee to serve as an independent director of the Corporation and (II) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert,” or otherwise meets heightened standards of independence, under applicable law, securities exchange rule or regulation or any publicly disclosed corporate governance guideline or committee charter of the Corporation or (y) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Corporate Secretary must be timely (pursuant to Section 2.12(a)) and must set forth as to each matter the Proposing Stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting;

(ii) the reasons for conducting such business at the meeting;

(iii) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(v) a description of all agreements, arrangements, or understandings between any Holder and any Related Person of any Holder and any other person or persons (including their names) in connection with the proposal of such business; and

(vi) any material interest of any Holder or any Related Person of any Holder in such business, including any anticipated benefit therefrom to such Holder or such Related Person.

(d) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders called by the Board at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i) by or at the direction of the Board or any committee thereof; or

(ii) provided that the Board or the stockholders requesting the calling of such special meeting have determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12(d) is delivered to the Corporate Secretary, on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and at the time of such meeting, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.12.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder of record entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.12(b) to the Corporate Secretary at its principal executive offices not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(e) Updates and Supplements. In addition, to be considered timely, a Proposing Stockholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten Business Days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Corporate Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment or postponement thereof. In addition, if the Proposing Stockholder has delivered to the Corporation a notice relating to director nominations, the Proposing Stockholder shall deliver to the Corporation not later than eight Business Days prior to the date of the meeting or any adjournment or postponement thereof reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(f) Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 and the Certificate of Incorporation shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.12, as applicable. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Board shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws. If the Board determines that any proposed nomination was not made or proposed in compliance with this Section 2.12, or other business was not made or proposed in compliance with this Section 2.12, then except as otherwise required by law, at the meeting, the chair of the meeting shall have the power and duty to declare that such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination shall be disregarded or that such proposed other business shall not be transacted. If at any meeting of stockholders a nomination or any other business is proposed to be brought before the meeting from the floor of the meeting, the chair of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws, and if the chair of the meeting determines that any proposed nomination was not made or proposed in compliance with this Section 2.12, or other business was not made or proposed in compliance with this Section 2.12, then except as otherwise required by law, at the meeting, the chair of the meeting shall have the power and duty to declare that such nomination or other business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.12 does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of nominations or other business may have been received by the Corporation. For the avoidance of doubt, if the Proposing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and such Proposing Stockholder subsequently either (x) notifies the Corporation that such Proposing Stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that the stockholder has satisfied the requirements of Rule 14a-19 under the Exchange Act), then the nomination of such proposed nominee for election or reelection to the Board will be disregarded and no vote on the election of such proposed nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation).

(g) Rule 14a-8. This Section 2.12 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(h) Notwithstanding anything to the contrary contained in this Section 2.12, for so long as the outstanding shares of Class B Common Stock of the Company represent 50% or more of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock, holders of shares of Class B Common Stock shall not be subject to the notice procedures set forth in Sections 2.12(a), (b) or (c) hereof with respect to any annual or special meeting of stockholders of the Company.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. Except as required by law or set forth in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.2 Number and Term. Subject to the Certificate of Incorporation, the number of directors shall be fixed from time to time by resolution adopted by the Board. The term of each director shall be as set forth in the Certificate of Incorporation.

Section 3.3 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified.

Section 3.4 Fees and Expenses. Directors shall receive such fees for their services on the Board and any committee thereof and such reimbursement of their expenses as may be fixed or determined by the Board. Any Director may elect, in his or her sole discretion, to waive receipt of any right to compensation for service as a non-employee member of the Board, whether for a specified period or on an ongoing basis.

Section 3.5 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places (if any) as may be determined from time to time by the Board.

Section 3.6 Special Meetings. Special meetings of the Board may be held at such times and at such places (if any) as may be determined by the (i) Chair of the Board, (ii) Chief Executive Officer, (iii) lead independent director (if one exists), (iv) Corporate Secretary on the written request of at least two of the directors then in office, or the sole director, as the case may be, or (v) before the date on which the outstanding shares of Class B Common Stock represent less than 35% of the combined voting power of Class A Common Stock and Class B Common Stock, special meetings of the Board may also be called by holders of 50% or more of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock, and shall be at such places and times as such holders shall fix, in each case on at least 24 hours’ notice to each director given by one of the means specified in Section 3.9 hereof other than by mail or on at least two days’ notice if given by mail. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Remote Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.7 shall constitute presence in person at such meeting.

Section 3.8 Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.9 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.9 Notices. Subject to Section 3.6, Section 3.8 and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail, or by other means of electronic transmission.

Section 3.10 Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or Board committee meeting need be specified in any waiver of notice.

Section 3.11 Organization. At each regular or special meeting of the Board, the lead independent director (if one exists) or, in his or her absence, the Chair of the Board or, in his or her absence, another director or officer selected by the Board shall preside. The Corporate Secretary shall act as secretary at each meeting of the Board. If the Corporate Secretary is absent from any meeting of the Board, an assistant corporate secretary of the Corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Corporate Secretary and all assistant corporate secretaries of the Corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.12 Quorum of Directors. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors on the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

Section 3.13 Action by Majority Vote. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.14 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or applicable law, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all directors or members of such Board committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

Section 3.15 Chair of the Board. The Board shall elect one of its members to be its chair (the “Chair of the Board”), which may be an executive chair or a non-executive chair, and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board shall determine. The Chair of the Board shall serve until such time as a replacement Chair of the Board has been elected by a majority of the Board. Except as otherwise provided in these Bylaws, the Chair of the Board shall preside at all meetings of the Board and of stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board.

Section 3.16 Committees of the Board. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, subject to any requirements set forth in the Certificate of Incorporation. Subject to the Certificate of Incorporation, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article III.

ARTICLE IV

OFFICERS

Section 4.1 Position and Election. The officers of the Corporation shall be chosen by the Board and shall include a chief executive officer (the “Chief Executive Officer”), a chief financial officer, and a corporate secretary (the “Corporate Secretary”) and such other officers as the Board may from time to time determine including, but not limited to, one or more presidents, vice presidents, treasurers, assistant treasurers and assistant corporate secretaries. Any two or more offices may be held by the same person.

Section 4.2 Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the majority vote of the members of the Board then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Chief Executive Officer or the Corporate Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board.

Section 4.3 Powers and Duties. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board.

Section 4.4 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board may deem sufficient, the Chief Executive Officer or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 5.1 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 5.2 Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

Section 5.3 Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.4 Lost, Stolen, or Destroyed Certificates. The Board or the Corporate Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board or the Corporate Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board.

Section 6.2 Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or such other date as may be fixed from time to time by the Board.

Section 6.3 Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation.

Section 6.4 Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases) at such place or places, whether inside or outside of the State of Delaware, as may from time to time be designated by the Board; provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 6.5 Manner of Notice.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

(b) Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 6.5(c), shall be deemed to have consented to receiving such single written notice.

Section 6.6 Emergency Bylaws. This Section 6.6 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, if a quorum cannot be readily convened for a meeting, the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors of the Corporation to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. Except as the Board may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE VII

AMENDMENTS

Section 7.1 AmendmentsSection 7.2 . In furtherance and not in limitation of the powers conferred by applicable law, these Bylaws may be amended, altered or repealed and new bylaws made in the manner provided in the Certificate of Incorporation; provided, that any proposal by a stockholder to amend these Bylaws will be subject to the provisions of Article II of these Bylaws except as otherwise required by law.

ARTICLE VIII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 8.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

Section 8.2 Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3 Claims. If a claim for indemnification under this Article VIII (following the final disposition of such proceeding) is not paid in full within sixty days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VIII is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 8.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VIII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 8.6 Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 8.7 Other Indemnification and Advancement of Expenses. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

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